EXHIBIT 10.13
ANTHERA PHARMACEUTICALS, INC.
NOTE AND WARRANT PURCHASE AGREEMENT
JULY 17, 2009

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NOTE AND WARRANT PURCHASE AGREEMENT
     THIS NOTE AND WARRANT PURCHASE AGREEMENT (“Agreement”) is made as of July 17, 2009, by and among ANTHERA PHARMACEUTICALS, INC., a Delaware corporation (the “Company”), and the persons and entities (each individually a “Purchaser,” and collectively the “Purchasers”) named on the Schedule of Purchasers attached hereto (the “Schedule of Purchasers”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.
     THE PARTIES HEREBY AGREE AS FOLLOWS:
     1. Definitions.
          (a) “Common Stock” shall mean the common stock of the Company, par value $0.001 per share.
          (b) “Consideration” shall mean the amount of money paid by each Purchaser pursuant to this Agreement as shown on the Schedule of Purchasers.
          (c) “Conversion Shares” shall mean, if the Notes are converted to equity pursuant to Section 2.2(a) below, the Equity Securities issued in the Next Equity Financing.
          (d) “Conversion Price” shall mean with respect to a conversion pursuant to Section 2.2(a) below, the product of (A) the price paid per share for Equity Securities by the investors in the Next Equity Financing and (B) seventy-five percent (75%).
          (e) “Corporate Transaction” shall mean (A) the consummation of an Acquisition, as such is defined in the Company’s Fourth Amended and Restated Certificate of Incorporation of the Company in the form attached hereto as Exhibit A (as amended from time to time, the “Restated Certificate”), (B) the closing of an Asset Transfer, as such is defined in the Restated Certificate or (C) the occurrence of a Liquidation Event, as such is defined in the Restated Certificate.
          (f) “Equity Securities” shall mean the Company’s Common Stock or Preferred Stock or any securities conferring the right to purchase the Company’s Common Stock or Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.
          (g) “Initial Public Offering” or “IPO” shall mean the closing of the issuance and sale of shares of Equity Securities of the Company in the Company’s first underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended (the “Act”).
          (h) “Maturity Date” shall mean July 17, 2010.

          (i) “Next Equity Financing” shall mean the next sale (or series of related sales) by the Company of its Equity Securities following the date of this Agreement from which the Company receives gross proceeds of not less than Ten Million Dollars ($10,000,000) (excluding the aggregate amount of debt securities converted into Equity Securities upon conversion of the Notes pursuant to Section 2.2 below);
          (j) “Notes” shall mean the one or more senior secured convertible promissory notes issued to each Purchaser pursuant to Section 2.1 below, substantially in the form attached hereto as Exhibit B.
          (k) “Required Note Holders” shall mean the holders of a majority in interest of the aggregate principal amount of Notes then outstanding.
          (l) “Securities” shall mean the Notes, the Warrants and the Equity Securities issuable upon conversion of the Notes and/or exercise of the Warrants (including, with and as part of such Equity Securities, the shares of Common Stock into which such Equity Securities are convertible).
          (m) “Series B-2 Preferred” shall mean the Series B-2 Preferred Stock of the Company, par value $0.001 per share.
          (n) “Series B-2 Price” shall mean the Original Issue Price of the Series B-2 Preferred as such is set forth in the Restated Certificate and as such may be adjusted for any subdivision or combination of the Company’s capital stock occurring after the Closing Date.
          (o) “Voting Agreement” shall mean that certain Amended and Restated Voting Agreement by and among the Company and the persons and entities identified therein, dated as of August 12, 2008.
          (p) “Warrants” shall mean one or more warrants issued pursuant to Section 3 below.
          (q) “Warrant Coverage Amount” shall mean, with respect to any particular Warrant issued to a Purchaser, twenty-five percent (25%) of the principal amount of the Note issued to such Purchaser in conjunction with such Warrant, provided, however, if, before April 1, 2010, such Note has not converted pursuant to Section 2.2 below, then the Warrant Coverage Amount shall be fifty percent (50%) of the principal amount of such Note issued to such Purchaser in conjunction with such Warrant.
          (r) “Warrant Price” shall mean the price paid per share for Equity Securities by the investors in the Next Equity Financing.
     2. Amount and Terms of the Notes.
          2.1 Issuance of Notes. In return for the Consideration paid by each Purchaser, the Company shall sell and issue to such Purchaser one or more Notes. Each Note shall have a principal balance equal to that Consideration paid by such Purchaser for the Note, as set forth in the Schedule of Purchasers. Each Note shall be convertible pursuant to Section 2.2 below into either Conversion Shares or shares of Series B-2 Preferred and shall be secured by the assets of the Company as described in Section 2.3 below. Interest on the Notes shall accrue as described in the Notes.
          2.2 Note Conversion.
          (a) Next Equity Financing. The principal and unpaid accrued interest of each Note shall be automatically converted into Conversion Shares upon the closing of the Next Equity Financing. The number of Conversion Shares to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on a Note to be converted, or portion thereof, on the date of conversion, by the Conversion Price. At least five (5) days prior to the closing of the Next Equity Financing, the Company shall notify the holder of each Note in writing of the terms under which the Equity Securities of the Company will be sold in such financing. The issuance of Conversion Shares pursuant to the conversion of each Note shall be upon and subject to the same terms and conditions applicable to the Equity Securities sold in the Next Equity Financing. For the avoidance of doubt, for example, if the Next Equity Financing is the sale of Equity Securities including both preferred stock and warrants exercisable for Equity Securities, the Conversion Shares shall include both preferred stock and warrants exercisable for Equity Securities.
          (b) Conversion at the Election of Purchaser. By providing written notice to the Company, each Purchaser may elect, in the event that a Corporate Transaction occurs prior to the Next Equity Financing, that the principal and unpaid accrued interest of each Note held by such Purchaser shall be converted into shares of the Series B-2 Preferred immediately prior to the closing of such Corporate Transaction. The number of shares of Series B-2 Preferred to be issued upon such conversion shall be equal to the quotient obtained by dividing the outstanding principal and unpaid accrued interest on a Note to be converted, or portion thereof, on the date of conversion, by the Series B-2 Price.
          (c) No Fractional Shares. Upon the conversion of a Note into Conversion Shares or shares of Series B-2 Preferred, in lieu of any fractional shares to which the holder of the Note would otherwise be entitled, the Company shall pay the Note holder cash equal to such fraction multiplied by the Conversion Price or the Series B-2 Price (whichever is then-applicable) .
          (d) Mechanics of Conversion. The Company shall not be required to issue or deliver the Conversion Shares or shares of Series B-2 Preferred until the Note holder has surrendered the Note to the Company. Such conversion may be made contingent upon the closing of the Next Equity Financing or Corporate Transaction, provided, such conversion shall be deemed to occur immediately prior to the closing of such Next Equity Financing or Corporate Transaction.
          (e) Reservation of Shares. If, at the time of conversion, there are insufficient authorized Conversion Shares or shares of Series B-2 Preferred (whichever is then-applicable) to permit conversion of the Notes in full, the Company shall take all corporate action and shall use best efforts to cause the board of directors of the Company (the “Board”) and the Company’s stockholders to recommend and approve such actions as are necessary to authorize a sufficient number of shares of Conversion Shares or Series B-2 Preferred to permit such conversion in full, and each Purchaser agrees to cooperate with the Company and to vote any of its voting securities of the Company in favor of any action requiring stockholder consent to authorize or issue such Conversion Shares or shares of Series B-2 Preferred to permit such conversion in full.
          (f) Termination of Conversion Rights. The conversion rights set forth in this Section 2.2 shall be exercisable from and after the date hereof until, and shall terminate and expire to the extent not previously exercised, on the earliest of (i) the date upon which all Notes are fully paid and no longer outstanding (ii) the closing date of the Company’s Initial Public Offering or (iii) upon the consummation by the Company of any Corporate Transaction (each of (ii) and (iii), a “Terminating Significant Transaction”). The Company shall provide each Purchaser with at least ten (10) days’ prior written notice of any Terminating Significant Transaction.
          2.3 Grant of Security. As collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of the obligations evidenced by the Notes, the Company hereby grants to the Purchasers a first priority security interest in all of the assets of the Company (the “Collateral”). The Company hereby irrevocably appoints each Purchaser as attorney-in-fact, with full authority in the place and stead of the Company and in the name of the Company or otherwise, from time to time in any such Purchaser’s discretion, upon the Company’s failure or inability to do so, to take any action and to execute any instrument which the Purchaser may deem necessary or advisable to accomplish the purposes of the security interest granted hereunder, including to file, in its sole discretion, one or more financing or continuation statements and amendments thereto, relative to any of the Collateral without the signature of the Company where permitted by law. Each Purchaser shall pay all costs and expenses that it incurs with respect to the accomplishment and perfection of the security interest granted hereunder.
          2.4 Corporate Transaction Repayment. In the event that the Company consummates a Corporate Transaction prior to the Next Equity Financing and any Note has not been converted pursuant to Section 2.2 of this Agreement, then immediately prior to or simultaneous with the consummation of such Corporate Transaction, the Company shall pay to the Purchaser holding such Note an amount equal to the sum of (A) the outstanding interest accrued on such Note and (B) two (2) times the outstanding principal amount of such Note.
          2.5 No Prepayment. The Company may not prepay any principal amount or interest on the Notes, in whole or in part.
     3. Warrants. Upon the Closing (as defined in Section 4.1 below), and in return for the Company’s receipt of each Purchaser’s Consideration, each Purchaser shall receive a warrant to purchase Conversion Shares or shares of Series B-2 Preferred in the form attached hereto as Exhibit C (the “Warrant”). Each Warrant shall be exercisable for that number of Conversion Shares determined by dividing the Warrant Coverage Amount by the Warrant Price, provided, however, if the Note issued to a Purchaser in conjunction with such Warrant is converted into shares of Series B-2 Preferred pursuant to Section 2.2(b) hereof, such Warrant shall instead be exercisable for that number of shares of Series B-2 Preferred determined by dividing the Warrant Coverage Amount by the Series B-2 Price (thereby becoming a “Series B-2 Warrant”). The exercise price for the Conversion Shares purchasable upon exercise of the Warrants shall be the Warrant Price applicable to such shares, and the exercise price for the shares of Series B-2 Preferred purchasable upon exercise of the Series B-2 Warrants shall be the Series B-2 Price.
     4. Closing Mechanics.
          4.1 Closing. The initial closing (the “Initial Closing”, and also a “Closing”) of the purchase of the Notes and issuance of the Warrants in return for the Consideration paid by each Purchaser shall take place at 1:00 pm on the date hereof (the “Closing Date”), at the offices the Company, or at such other time and place as the Company and Required Note Holders agree upon orally or in writing. At the Closing, each Purchaser shall deliver the Consideration to the Company and the Company shall deliver to each Purchaser one or more executed Notes and Warrants in return for the respective Consideration provided to the Company.
          4.2 Subsequent Closings. In any subsequent closing (each a “Subsequent Closing”, and each also a “Closing”), the Company may sell additional Notes and Warrants subject to the terms of this Agreement and in accordance with the amounts allocated in the Schedule of Purchasers at the Subsequent Closing(s) attached hereto (such amounts, the “Additional Consideration”), to any Purchaser that participated in the Initial Closing and/or any additional Purchaser approved by the Required Note Holders. Any subsequent purchasers of Notes and Warrants shall become a party to, and shall be entitled to receive Notes and Warrants in accordance with this Agreement. Each Subsequent Closing shall take place, after the Company’s Board of Directors has requested and the Required Note Holders have approved such Additional Consideration, at such locations and at such times (each also a “Closing Date”) as shall be mutually agreed upon orally or in writing by the Company and Purchasers purchasing a majority in interest of the aggregate principal amount of the Notes to be sold at such Subsequent Closing.
     5. Representations and Warranties of the Company. Except as set forth on a Schedule of Exceptions, the Company hereby represents and warrants to each Purchaser as of the date of this Agreement as set forth below.
          5.1 Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. The Company has all requisite corporate power and authority to own and operate its properties and assets, to execute and deliver this Agreement, the Second Amended and Restated Investor Rights Agreement substantially in the form attached hereto as Exhibit D (the “Investor Rights Agreement”) and the Amended and Restated Right of First Refusal and Co-Sale Agreement substantially in the form attached hereto as Exhibit E (the “Co-Sale Agreement” and, together with the Investor Rights Agreement, the “Ancillary Agreements”), to issue and sell the Securities, and to carry out the provisions of the this Agreement, the Ancillary Agreements and the Restated Certificate and to carry on its business as presently conducted, provided, however, that the Company has not obtained the necessary corporate approval for the authorization of the Equity Securities to be sold at the closing of the Next Equity Financing. The Company is duly qualified to do business and is in good standing as a foreign corporation in all jurisdictions in which the nature of its activities and of its properties (both owned and leased) makes such qualification necessary, except for those jurisdictions in which failure to do so would not have a material adverse effect on the Company or its business.
          5.2 Subsidiaries. The Company does not own or control any equity security or other interest of any other corporation, limited partnership or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement. Since its inception, the Company has not consolidated or merged with, acquired all or substantially all of the assets of, or acquired the stock of or any interest in any corporation, partnership, association, or other business entity.
          5.3 Capitalization; Voting Rights.
          (a) The authorized capital stock of the Company, immediately prior to the Closing, consists of (i) thirty million (30,000,000) shares of Common Stock, par value $0.001 per share, two million seven hundred sixty-seven thousand five hundred thirty-five (2,767,535) of which are issued and outstanding, (ii) eighteen million eight hundred eighty thousand nine hundred thirty-nine (18,880,939) shares of Preferred Stock, par value $0.001 per share, of which (A) nine hundred forty-five thousand nine hundred thirty-nine (945,939) shares have been designated Series A-1 Preferred Stock, par value $0.001 per share, nine hundred forty-five thousand nine hundred thirty-nine (945,939) of which are issued and outstanding, (B) two million eight hundred thousand (2,800,000) shares have been designated Series A-2 Preferred Stock, par value $0.001 per share, two million seven hundred seventy-four thousand five hundred ninety-four (2,774,594) of which are issued and outstanding, (C) four million seven hundred ten thousand (4,710,000) shares have been designated Series B-1 Preferred Stock, par value $0.001 per share, four million seven hundred two thousand six hundred forty (4,702,640) of which are issued and outstanding and (D) ten million four hundred twenty-five thousand (10,425,000) shares have been designated Series B-2 Preferred Stock, par value $0.001 per share, five million five hundred twenty-three thousand three hundred thirty-seven (5,523,337) of which are issued and outstanding. The Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock and the Series B-2 Preferred Stock are referred to collectively as the “Preferred Stock.” A detailed schedule of the Company’s holders of Common Stock and Preferred Stock is set forth in Schedule 5.3(a) of the Schedule of Exceptions.
          (b) Under the Company’s 2005 Equity Incentive Plan (the “Plan”), (i) one million four hundred twenty five thousand thirty five (1,425,035) shares have been issued pursuant to restricted stock purchase agreements and/or the exercise of outstanding options, (ii) options to purchase two million two hundred eighty one thousand thirty nine (2,281,039) shares are currently outstanding, and (iii) fifty one thousand one hundred fifty six (51,156) shares of Common Stock remain available under the Plan for future issuance to officers, directors, employees and consultants of the Company. A detailed schedule of the Company’s optionholders holding options issued under the Plan is set forth in Schedule 5.3(b) of the Schedule of Exceptions.
          (c) Other than the shares reserved for issuance under the Plan and except as may be granted pursuant to this Agreement and the Ancillary Agreements, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal), proxy or stockholder agreements, or agreements of any kind for the purchase or acquisition from the Company of any of its securities. A detailed schedule of the Company’s optionholders (except as described in Schedule 5.3(b)) or warrantholders is set forth in Schedule 5.3(c) of the Schedule of Exceptions.
          (d) All issued and outstanding shares of the Company’s Common Stock (i) have been duly authorized and validly issued and are fully paid and nonassessable, (ii) were issued in compliance with all applicable state and federal laws concerning the issuance of securities; and (iii) are subject to a right of first refusal in favor of the Company upon transfer.
          (e) All options granted and Common Stock issued vest as follows: twenty-five percent (25%) of the shares vest one (1) year following the vesting commencement date, with the remaining seventy-five percent (75%) vesting in equal monthly installments over the next three (3) years. No stock plan, stock purchase, stock option or other agreement or understanding between the Company and any holder of any equity securities or rights to purchase equity securities provides for acceleration or other changes in the vesting provisions or other terms of such agreement or understanding as the result of (i) termination of employment or consulting services (whether actual or constructive); (ii) any merger, consolidated sale of stock or assets, change in control or any other transaction(s) by the Company; or (iii) the occurrence of any other event or combination of events.
          (f) The rights, preferences, privileges and restrictions of the shares of the Preferred Stock are as stated in the Restated Certificate. Each outstanding share of Preferred Stock is convertible into the Company’s Common Stock on a one-for-one basis as of the date hereof. A sufficient number of shares of Series B-2 Preferred has been duly and validly reserved for issuance pursuant to Section 2.2(b) hereof. The issuance of the shares of Series B-2 Preferred upon conversion of the Notes or exercise of the Warrants, in either case, into shares of Series B-2 Preferred, will not alter the conversion ratio set forth under the Restated Certificate or cause an anti-dilution adjustment to any existing series of the Company’s Preferred Stock. When issued in compliance with Section 2.2(b) of this Agreement and the Restated Certificate, the shares of Series B-2 Preferred will be validly issued, fully paid and nonassessable, and will be free of any liens or encumbrances; provided, that the shares of Series B-2 Preferred may be subject to restrictions on transfer under state and/or federal securities laws as set forth herein or as otherwise required by such laws at the time a transfer is proposed.
          (g) All outstanding shares of Common Stock and Preferred Stock, and all shares of Common Stock and Preferred Stock issuable upon the exercise or conversion of outstanding options, warrants or other exercisable or convertible securities are subject to a market standoff or “lockup” agreement of not less than 180 days following the Company’s initial public offering.
          5.4 Authorization; Binding Authority. Except for the authorization and issuance of the Equity Securities issuable in connection with the Next Equity Financing, all corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization of this Agreement and Ancillary Agreements, the performance of all obligations of the Company hereunder and thereunder at the Closing, and the authorization, sale, issuance and delivery of the Securities pursuant hereto has been taken. This Agreement, the Notes, the Warrants and the Ancillary Agreements, when executed and delivered, will be valid and binding obligations of the Company enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) general principles of equity that restrict the availability of equitable remedies and (c) to the extent that the enforceability of the indemnification provisions in the Investor Rights Agreement may be limited by applicable laws. The sale of the Notes and the subsequent conversion of the Notes into Conversion Shares or shares of Series B-2 Preferred (and the Common Stock into which such securities are convertible), and the issuance of the Warrants and the subsequent exercise of the Warrants into Conversion Shares or shares of Series B-2 Preferred (and the Common Stock into which such securities are convertible) are not subject to any preemptive rights or rights of first refusal that have not been properly waived or complied with.
          5.5 Financial Statements. The Company has delivered to Purchasers its unaudited income statement, balance sheet and statement of cash flows for the year ended December 31, 2008 and for the five months ended May 31, 2009 (the “Financial Statements”). The Financial Statements are complete and correct in all material respects, have been prepared in accordance with generally accepted accounting principles and present fairly the financial condition and operating results of the Company as of the dates indicated, subject to normal year-end audit adjustments. Except as disclosed in the Financial Statements, the Company is not a guarantor or indemnitor of any indebtedness of any other person or entity. The Company maintains and will continue to maintain a standard system of accounting established and administered in accordance with generally accepted accounting principles.
          5.6 Liabilities. The Company has no material liabilities and, to the best of its knowledge, has no material contingent liabilities, except current liabilities incurred in the ordinary course of business which have not been, either in any individual case or in the aggregate, materially adverse.
          5.7 Agreements; Action.
          (a) Except for agreements explicitly contemplated hereby and agreements between the Company and its employees with respect to the sale of the Company’s Preferred Stock, there are no agreements, understandings or proposed transactions between the Company and any of its officers, directors, employees, affiliates or any affiliate thereof.
          (b) There are no agreements, understandings, instruments, contracts, proposed transactions, judgments, orders, writs or decrees to which the Company is a party or to its knowledge by which it is bound which may involve (i) future obligations (contingent or otherwise) of, or payments to, the Company in excess of $50,000, or (ii) the transfer or license of any patent, copyright, trade secret or other proprietary right to or from the Company (other than licenses by the Company of “off the shelf” or other standard products), or (iii) provisions restricting the development, manufacture or distribution of the Company’s products or services, or (iv) indemnification by the Company with respect to infringements of proprietary rights (other than indemnification obligations arising from purchase, sale or license agreements entered into in the ordinary course of business).
          (c) The Company has not (i) declared or paid any dividends, or authorized or made any distribution upon or with respect to any class or series of its capital stock, (ii) incurred or guaranteed any indebtedness for money borrowed or any other liabilities (other than with respect to dividend obligations, distributions, indebtedness and other obligations incurred in the ordinary course of business) individually in excess of $50,000 or, in the case of indebtedness and/or liabilities individually less than $50,000, in excess of $250,000 in the aggregate, (iii) made any loans or advances to any person, other than ordinary advances for travel expenses, or (iv) sold, exchanged or otherwise disposed of any of its assets or rights, other than the sale of its inventory in the ordinary course of business.
          (d) For the purposes of subsections (b) and (c) above, all indebtedness, liabilities, agreements, understandings, instruments, contracts and proposed transactions involving the same person or entity (including persons or entities the Company has reason to believe are affiliated therewith) shall be aggregated for the purpose of meeting the individual minimum dollar amounts of such subsections.
          (e) Other than as disclosed in Section 5.7(e) of the Schedule of Exceptions, the Company has not engaged in the past three (3) months in any discussion (i) with any representative of any other business or businesses regarding the consolidation or merger of the Company with or into any such other business or businesses, (ii) with any corporation, partnership, limited liability company, or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of the Company, or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of, or (iii) regarding any other form of acquisition, liquidation, dissolution or winding up, of the Company.
          5.8 Obligations to Related Parties. There are no obligations of the Company to officers, directors, stockholders, or employees of the Company other than (a) for payment of salary for services rendered, (b) reimbursement for reasonable expenses incurred on behalf of the Company and (c) for other standard employee benefits made generally available to all employees (including stock option agreements outstanding under any stock option plan approved by the Board). No officer, director or stockholder, or any member of their immediate families, is, directly or indirectly, interested in any material contract with the Company (other than such contracts as relate to any such person’s ownership of capital stock or other securities of the Company).
          5.9 Intellectual Property.
          (a) The Company owns or possesses sufficient legal rights to all patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes necessary for its business as now conducted and as presently proposed to be conducted, without any known infringement of the rights of others. There are no outstanding options, licenses or agreements of any kind relating to the foregoing proprietary rights, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information and other proprietary rights and processes of any other person or entity other than such licenses or agreements arising from the purchase of “off the shelf” or standard products.

          (b) The Company has not received any communications alleging that the Company has violated or, by conducting its business as presently proposed, would violate any of the patents, trademarks, service marks, trade names, copyrights or trade secrets or other proprietary rights of any other person or entity.
          (c) The Company is not aware that any of its employees is obligated under any contract (including licenses, covenants or commitments of any nature) or other agreement, or subject to any judgment, decree or order of any court or administrative agency, that would interfere with their duties to the Company or that would conflict with the Company’s business as proposed to be conducted. Each employee, officer and consultant of the Company has executed a proprietary information and inventions agreement in substantially the form previously provided to Purchasers. No employee, officer or consultant of the Company has excluded works or inventions made prior to his or her employment with the Company from his or her assignment of inventions pursuant to such employee, officer or consultant’s proprietary information and inventions agreement. The Company does not believe it is or will be necessary to utilize any inventions, trade secrets or proprietary information of any of its employees made prior to their employment with the Company, except for inventions, trade secrets or proprietary information that have been assigned to the Company and which are disclosed in the Schedule of Exceptions.
          (d) The Company is not aware of any prior art that would invalidate any of the issued patent claims. The Company is also not aware of any prior art that would invalidate claims in the pending patent applications directed to 1) the pharmaceutical composition comprising one or more statins and one or more sPLA2 inhibitors; or 2) methods of treating dyslipidemia, methods of decreasing cholesterol levels, LDL levels, or triglyceride levels using one or more sPLA2 inhibitors. Further, the Company is not aware of any prior art by a party other than Eli Lilly and Company (“Lilly”), Shionogi & Co. Ltd. (“Shionogi”), or the Company that would invalidate any of the pending patent application claims directed to the treatment of cardiovascular diseases or a condition associated with cardiovascular disease using one or more sPLA2 inhibitors. The patents and patent applications referred to in the prior three sentences include those currently licensed or owned by the Company.
          5.10 Compliance with Other Instruments. The Company is not in violation or default of any term of its charter documents, each as amended, or of any provision of any mortgage, indenture, contract, agreement, instrument or contract to which it is party or by which it is bound or of any judgment, decree, order or writ other than any such violation that would not have a material adverse effect on the Company. The execution, delivery, and performance of and compliance with this Agreement, the Notes, the Warrants and the Ancillary Agreements, and the issuance and sale of the Securities, will not, with or without the passage of time or giving of notice, result in any such material violation, or be in conflict with or constitute a material default under any such term, or result in the creation of any mortgage, pledge, lien, encumbrance or charge upon any of the properties or assets of the Company or the suspension, revocation, impairment, forfeiture or nonrenewal of any permit, license, authorization or approval applicable to the Company, its business or operations or any of its assets or properties. To its knowledge, the Company has avoided every condition and has not performed any act, the occurrence of which would result in the Company’s loss of any material right granted under any license, distribution agreement or other agreement required to be disclosed on the Schedule of Exceptions.

          5.11 Indebtedness. Neither the Company nor its subsidiaries has any outstanding Indebtedness. “Indebtedness” means, without duplication all (a) indebtedness for borrowed money, (b) notes payable, whether or not representing obligations for borrowed money, (c) obligations representing the deferred purchase price for property or services, (d) obligations secured by any mortgage or lien on property owned or acquired subject to such mortgage or lien, whether or not the liability secured thereby shall have been assumed, (e) all guaranties, endorsements and other contingent obligations, in respect of Indebtedness of others, whether or not the same are or should be so reflected in the Company’s balance sheet, except guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business and (f) that portion of any lease payments due under leases required to be capitalized in accordance with generally accepted accounting principles consistently applied, provided however, that Indebtedness shall not include trade payables and trade debt.
          5.12 Litigation. There is no action, suit, proceeding or investigation pending or, to the Company’s knowledge, currently threatened in writing against the Company that questions the validity of this Agreement, the Notes, the Warrants and the Ancillary Agreements, or the right of the Company to enter into any of such agreements, or to consummate the transactions contemplated hereby or thereby, or which would reasonably be expected to result, either individually or in the aggregate, in any material adverse change in the assets, condition, affairs or prospects of the Company, financially or otherwise, or any change in the current equity ownership of the Company, nor is the Company aware that there is any basis for any of the foregoing (a “Material Adverse Change”). The foregoing includes, without limitation, actions pending or, to the Company’s knowledge, threatened in writing involving the prior employment of any of the Company’s employees, their use in connection with the Company’s business of any information or techniques allegedly proprietary to any of their former employers, or their obligations under any agreements with prior employers. The Company is not a party or to its knowledge subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality. There is no action, suit, proceeding or investigation by the Company currently pending or which the Company intends to initiate.
          5.13 Employees. The Company has no collective bargaining agreements with any of its employees. There is no labor union organizing activity pending or, to the Company’s knowledge, threatened with respect to the Company. The Company is not a party to or bound by any currently effective employment contract, deferred compensation arrangement, bonus plan, incentive plan, profit sharing plan, retirement agreement or other employee compensation plan or agreement, nor has the Company ever maintained or contributed to any employee benefit plan subject to the Employee Retirement Income Security Act of 1974 (“ERISA”). The Company has never contributed to any “multi-employer plan” as such term is defined in ERISA. To the Company’s knowledge, no employee of the Company, nor any consultant with whom the Company has contracted, is in violation of any term of any employment contract, proprietary information agreement or any other agreement relating to the right of any such individual to be employed by, or to contract with, the Company; and to the Company’s knowledge the continued employment by the Company of its present employees, and the performance of the Company’s contracts with its independent contractors, will not result in any such violation. The Company has not received any notice alleging that any such violation has occurred. No employee of the Company has been granted the right to continued employment by the Company or to any material compensation following termination of employment with the Company. The Company is not aware that any officer, key employee or group of employees intends to terminate his, her or their employment with the Company, nor does the Company have a present intention to terminate the employment of any officer, key employee or group of employees. There are no actions pending, or to the Company’s knowledge, threatened, by any former or current employee concerning such person’s employment by the Company.
          5.14 Registration Rights and Voting Rights. Except as required pursuant to the Investor Rights Agreement, the Company is presently not under any obligation, and has not granted any rights, to register (as defined in Section 1.1 of the Investor Rights Agreement) any of the Company’s presently outstanding securities or any of its securities that may hereafter be issued. To the Company’s knowledge, except as contemplated in the Voting Agreement and the Co-Sale Agreement, no stockholder of the Company has entered into any agreement with respect to the voting of equity securities of the Company.
          5.15 Compliance with Laws; Permits. To its knowledge, the Company is not in violation of any applicable statute, rule, regulation, order or restriction of any domestic or foreign government or any instrumentality or agency thereof in respect of the conduct of its business or the ownership of its properties which violation would cause a Material Adverse Change. No United States domestic governmental orders, permissions, consents, approvals or authorizations are required to be obtained and no registrations or declarations are required to be filed in connection with the execution and delivery of this Agreement or the issuance of the Securities, except such as have been duly and validly obtained or filed, or with respect to any filings that must be made after the Closing, as will be filed in a timely manner. The Company has all franchises, permits, licenses and any similar authority necessary for the conduct of its business as now being conducted by it, the lack of which would cause a Material Adverse Change and the Company believes it can obtain, without undue burden or expense, any similar authority for the conduct of its business as planned to be conducted.
          5.16 Environmental and Safety Laws. To its knowledge, the Company is not in violation of any applicable statute, law or regulation relating to the environment or occupational health and safety, and to its knowledge, no material expenditures are or will be required in order to comply with any such existing statute, law or regulation. No Hazardous Materials (as defined below) are used or have been used, stored, or disposed of by the Company or, to the Company’s knowledge, by any other person or entity on any property owned, leased or used by the Company. For the purposes of the preceding sentence, “Hazardous Materials” shall mean (a) materials which are listed or otherwise defined as “hazardous” or “toxic” under any applicable local, state, federal and/or foreign laws and regulations that govern the existence and/or remedy of contamination on property, the protection of the environment from contamination, the control of hazardous wastes, or other activities involving hazardous substances, including building materials, or (b) any petroleum products or nuclear materials.
          5.17 Material Changes Since May 30, 2009, there has not been:

          (a) any change in the assets, liabilities, financial condition, or operating results of the Company from that reflected in the Financial Statements, except changes in the ordinary course of business that have not been and are not expected to be, individually or in the aggregate, materially adverse;
          (b) any damage, destruction, or loss, whether or not covered by insurance, that would cause a Material Adverse Change;
          (c) any waiver or compromise by the Company of a valuable right or of a material debt owed to it;
          (d) any satisfaction or discharge of any lien, claim, or encumbrance or payment of any obligation by the Company, except in the ordinary course of business and that would not cause a Material Adverse Change;
          (e) any material change or amendment to a material contract or arrangement by which the Company or any of its assets or properties is bound or subject;
          (f) any material change in any compensation arrangement or agreement with any employee, officer, director, or stockholder;
          (g) any sale, assignment, or transfer of any proprietary assets;
          (h) any resignation or termination of employment of any officer, key employee, or key consultant, or any group of key employees or consultants, of the Company;
          (i) any mortgage, pledge, transfer of a security interest in, or lien created by the Company, with respect to any of its material properties or assets, except liens for taxes not yet due or payable;
          (j) any material change in the contingent obligations of the Company by way of guaranty, endorsement, indemnity, warranty, or otherwise;
          (k) any declaration, setting aside of payment, or other distribution in respect of any of the Company’s capital stock, or any direct or indirect redemption, purchase, or other acquisition of any of such stock by the Company; or
          (l) any agreement or commitment by the Company to do any of the things described in this Section 5.17.
          5.18 Offering Valid. Assuming the accuracy of the representations and warranties of Purchasers contained in Section 6.2 hereof, the offer, sale and issuance of the Securities will be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), and will have been registered or qualified (or are exempt from registration and qualification) under the registration, permit or qualification requirements of all applicable state securities laws. Neither the Company nor any agent on its behalf has solicited or will solicit any offers to sell or has offered to sell or will offer to sell all or any part of the Securities to any person or persons so as to bring the sale of such Securities by the Company within the registration provisions of the Securities Act or any state securities laws.
          5.19 Title to Properties and Assets; Liens, Etc.. The Company has good and marketable title to its properties and assets, including the properties and assets reflected in the most recent balance sheet included in the Financial Statements, and good title to its leasehold estates, in each case subject to no mortgage, pledge, lien, lease, encumbrance or charge, other than (a) those resulting from taxes which have not yet become delinquent, (b) minor liens and encumbrances which do not materially detract from the value of the property subject thereto or materially impair the operations of the Company, and (c) those that have otherwise arisen in the ordinary course of business.
          5.20 Full Disclosure. The Company has provided Purchasers with all information requested by Purchasers in connection with their decision to purchase the Notes and Warrants. Neither this Agreement, the exhibits hereto, the Ancillary Agreements nor any other document delivered by the Company to Purchasers or their attorneys or agents in connection herewith or therewith at the Closing or with the transactions contemplated hereby or thereby, contain any untrue statement of a material fact nor, to the Company’s knowledge, omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.
     6. Representations and Warranties of the Purchasers. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows (provided that such representations and warranties do not lessen or obviate the representations and warranties of the Company set forth in this Agreement):
          6.1 Requisite Power and Authority. Purchaser has all necessary power and authority to execute and deliver this Agreement and the Ancillary Agreements and to carry out their provisions. All action on Purchaser’s part required for the lawful execution and delivery of this Agreement and the Ancillary Agreements has been taken. Upon their execution and delivery, this Agreement and the Ancillary Agreements will be valid and binding obligations of Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (b) as limited by general principles of equity that restrict the availability of equitable remedies, and (c) to the extent that the enforceability of the indemnification provisions of the Investor Rights Agreement may be limited by applicable laws.
          6.2 Investment Representations.
          (a) Purchaser Bears Economic Risk. Purchaser has substantial experience in evaluating and investing in securities of companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. Purchaser must bear the economic risk of this investment indefinitely unless the Securities are registered pursuant to the Securities Act, or an exemption from registration is available. Purchaser understands that the Company has no present intention of registering the Securities or any shares of its Common Stock. Purchaser also understands that there is no assurance that any exemption from registration under the Securities Act will be available and that, even if available, such exemption may not allow Purchaser to transfer all or any portion of the Securities under the circumstances, in the amounts or at the times Purchaser might propose.
          (b) Acquisition for Own Account. Purchaser is acquiring the Securities for Purchaser’s own account for investment only, and not with a view towards their distribution. If other than an individual, each Purchaser also represents it has not been organized solely for the purpose of acquiring the Securities.
          (c) Purchaser Can Protect Its Interest. Purchaser represents that by reason of its, or of its management’s, business or financial experience, Purchaser has the capacity to protect its own interests in connection with the transactions contemplated in this Agreement and the Ancillary Agreements. Further, Purchaser is aware of no publication of any advertisement in connection with the transactions contemplated in the Agreement.
          (d) Accredited Investor. Each Purchaser is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities and Exchange Commission (the “SEC”), as presently in effect.
          (e) Company Information. Purchaser has had an opportunity to discuss the Company’s business, management and financial affairs with directors, officers and management of the Company and has had the opportunity to review the Company’s operations and facilities. Purchaser has also had the opportunity to ask questions of and receive answers from, the Company and its management regarding the terms and conditions of this investment.
          (f) Rule 144. Purchaser acknowledges and agrees that the Securities are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Purchaser has been advised or is aware of the provisions of Rule 144, which permits limited resale of securities purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of securities being sold during any three-month period not exceeding specified limitations.
          (g) Residence. If Purchaser is an individual, then Purchaser resides in the state or province identified in the address of Purchaser set forth on the Schedule of Purchasers, as applicable; if Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of Purchaser in which its investment decision was made is located at the address or addresses of Purchaser set forth on the Schedule of Purchasers, as applicable.
          (h) Foreign Purchasers. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the purchase of the Securities, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any government or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale or transfer of the Securities. The Company’s offer and sale and Purchaser’s subscription and payment for and continued beneficial ownership of the Securities will not violate any applicable securities or other laws of Purchaser’s jurisdiction.

          6.3 Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, each Purchaser further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by and to deliver the representations contained in this Section 6 and all restrictions on transfer as set forth in the Investor Rights Agreement.
          6.4 Legends. It is understood that the Securities may bear the following legend:
“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR UNLESS SOLD PURSUANT TO RULE 144 UNDER SUCH ACT.”
     7. State Commissioners of Corporations.
          7.1 California Corporate Securities Law. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF SUCH SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION FOR SUCH SECURITIES PRIOR TO SUCH QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON SUCH QUALIFICATION BEING OBTAINED, UNLESS THE SALE IS SO EXEMPT.
     8. Defaults and Remedies.
          8.1 Events of Default. The following events shall be considered Events of Default with respect to each Note:
          (a) The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note after the Maturity Date or at a date fixed by acceleration or otherwise;
          (b) The Company shall make an assignment for the benefit of creditors or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;
          (c) Within thirty (30) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within thirty (30) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated;
          (d) The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement, the Notes or the Warrants within ten (10) days after written notice from the Required Note Holders to perform or observe the obligation; or
          (e) Any representation or warranty under Section 5 of this Agreement shall be false, incorrect, incomplete or misleading in any material respect when made.
          8.2 Remedies. Upon the occurrence of an Event of Default under Section 8.1 hereof, at the option and upon the declaration of the Required Note Holders and upon written notice to the Company (which election and notice shall not be required in the case of an Event of Default under Section 8.1(b) or 8.1(c) hereof), the entire unpaid principal and accrued and unpaid interest on each Note shall be forthwith due and payable, and the holder of each such Note may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under such Note and exercise any and all other remedies granted to it at law, in equity or otherwise.
     9. Covenants of the Company.
          9.1 Indebtedness. Except to the extent the provisions of this Section are waived in any instance by the Required Note Holders, the Company covenants and agrees that so long as any Note is outstanding, it shall not: create, incur, assume or suffer to exist any liability with respect to Indebtedness except for: (i) the Notes, including any additional Notes which may be issued from time to time pursuant to this Agreement of up to the applicable amount of Additional Consideration, and (ii) current liabilities and trade payables, other than for borrowed money, which are incurred in the ordinary course of business.
          9.2 Use of Proceeds. Proceeds raised through the sale of the Notes shall be used for general working capital needs consistent with financial budgets approved from time to time by the Company’s Board of Directors, including the majority of the directors elected by the holders of the Series A-1 Preferred Stock, Series A-2 Preferred Stock, Series B-1 Preferred Stock and the Series B-2 Preferred Stock.

     10. Conditions to Closing.
          10.1 Conditions to Purchasers’ Obligations at the Closing. Purchasers’ obligations to purchase the Notes and Warrants at each Closing are subject to the satisfaction, at or prior to such Closing, of the following conditions:
          (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by the Company in Section 5 hereof shall be true and correct as of each Closing Date with the same force and effect as if they had been made as of each such Closing Date, and the Company shall have performed all obligations and conditions herein required to be performed or observed by it on or prior to each Closing.
          (b) Consents, Permits, and Waivers. The Company shall have obtained any and all consents, permits and waivers necessary or appropriate for consummation of the transactions contemplated by the Agreement and the Ancillary Agreements (except for such as may be properly obtained subsequent to the Closing).
          (c) Filing of Restated Certificate. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware and shall continue to be in full force and effect as of the Closing Date.
          (d) Corporate Documents. The Company shall have delivered to Purchasers or their counsel, copies of all corporate documents of the Company as Purchasers shall reasonably request.
          (e) Reservation of Shares of Series B-2 Preferred. The shares of Series B-2 Preferred issuable pursuant to Section 2.2(b) hereof shall have been duly authorized and reserved for issuance upon such election.
          (f) Compliance Certificate. The Company shall have delivered to Purchasers a Compliance Certificate, executed by the President of the Company, dated the Closing Date, to the effect that the conditions specified in subsections (a) and (b) of this Section 10.1 have been satisfied.
          (g) Ancillary Agreements. The Ancillary Agreements substantially in the forms attached hereto shall have been executed and delivered by the parties thereto.
          (h) Secretary’s Certificate. Purchasers shall have received from the Company’s Secretary, a certificate having attached thereto (i) the Company’s Restated Certificate as in effect at the time of the Closing, (ii) the Company’s Bylaws as in effect at the time of the Closing, (iii) resolutions approved by the Board authorizing the transactions contemplated hereby, (iv) resolutions approved by the Company’s stockholders authorizing the filing of the Restated Certificate and (v) good standing certificates (including tax good standing) with respect to the Company from the applicable authority(ies) in Delaware and any other jurisdiction in which the Company is qualified to do business, dated a recent date before the Closing.
          (i) Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated at the Closing hereby and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchasers and their special counsel, and Purchasers and their special counsel shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.
          10.2 Conditions to Obligations of the Company at the Closing. The Company’s obligation to issue and sell the Notes and Warrants at the Closing is subject to the satisfaction or waiver, on or prior to such Closing, of the following conditions.
          (a) Representations and Warranties True; Performance of Obligations. The representations and warranties made by those Purchasers acquiring Notes and Warrants hereby in Section 6 hereof shall be true and correct as of the Closing Date with the same force and effect as if they had been made as of the Closing Date, and the Purchasers shall have performed all obligations and conditions herein required to be performed or observed by them on or prior to the Closing.
          (b) Filing of Restated Certificate. The Restated Certificate shall have been filed with the Secretary of State of the State of Delaware.
          (c) Ancillary Agreements. The Ancillary Agreements substantially in the forms attached hereto shall have been executed and delivered by the parties thereto.
     11. Miscellaneous.
          11.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Required Note Holders. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.
          11.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of California in all respects as such laws are applied to agreements among California residents entered into and performed entirely within California, without giving effect to conflict of law principles thereof. The parties agree that any action brought by either party under or in relation to this Agreement, including without limitation to interpret or enforce any provision of this Agreement, shall be brought in, and each party agrees to and does hereby submit to the jurisdiction and venue of, any state or federal court located in the County of Alameda, California.
          11.3 Facsimile; Counterparts. This Agreement may be executed by facsimile and in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          11.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

          11.5 Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail, telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the Company at the address as set forth on the signature page hereof and to Purchaser at the address set forth on the Schedule of Purchasers attached hereto or at such other address or electronic mail address as the Company or Purchaser may designate by ten (10) days advance written notice to the other parties hereto. If notice is given to the Company, a copy shall also be sent to Bradley A. Bugdanowitz, Goodwin Procter, LLP, Three Embarcadero Center, 24th Floor, San Francisco, CA 94111 (which copy shall not constitute notice to the Company).
          11.6 Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, partners, employees or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.
          11.7 Expenses. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of the Agreement, provided that the Company shall pay the Purchasers’ reasonable and actual out-of-pocket legal, accounting and due diligence fees and expenses incurred in connection with the transactions contemplated by this Agreement up to a maximum of $50,000.
          11.8 Entire Agreement; Amendments and Waivers. This Agreement, the Notes and the Warrants and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. The Company’s agreements with each of the Purchasers are separate agreements, and the sales of the Notes and Warrants to each of the Purchasers are separate sales. Nonetheless, any term of this Agreement (other than Section 2.5 of this Agreement), the Notes or the Warrants may be amended and the observance of any term of this Agreement (other than Section 2.5 of this Agreement), the Notes or the Warrants may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Note Holders, provided, however, that any amendment of any term of this Agreement, the Notes or the Warrants that increases Purchaser’s obligations or that disproportionately affects such Purchaser or disadvantages such Purchaser in a way that such amendment does not disadvantage all other Purchasers, shall require the written consent of that Purchaser. Any waiver or amendment effected in accordance with this Section shall be binding upon each party to this Agreement and any holder of any Note or Warrant purchased under this Agreement at the time outstanding and each future holder of all such Notes or Warrants.

          11.9 Effect of Amendment or Waiver. Each Purchaser acknowledges that by the operation of Section 11.8 hereof, the Required Note Holders will have the right and power to diminish or eliminate all rights of such Purchaser under this Agreement and each Note and Warrant issued to such Purchaser (including, without limitation, such Purchaser’s right to receive principal and interest as due under each Note).
          11.10 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.
          11.11 Stock Purchase Agreement. Each Purchaser understands and agrees that the conversion of the Notes into and exercise of the Warrants for Conversion Shares or for shares of Series B-2 Preferred issuable pursuant to Section 2.2(b) hereof may require such Purchaser’s execution of certain agreements (in form reasonably agreeable to the Purchaser) relating to the purchase and sale of such securities as well as registration, co-sale, rights of first refusal, rights of first offer and voting rights, if any, relating to such securities.
          11.12 Exculpation Among Purchasers. Each Purchaser acknowledges that it is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company. Each Purchaser agrees that no other Purchaser nor the respective controlling persons, officers, directors, partners, agents, stockholders or employees of any other Purchaser shall be liable for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase and sale of the Securities.
          11.13 Acknowledgement. In order to avoid doubt, it is acknowledged that each Purchaser shall be entitled to the benefit of all adjustments in the number of shares of Common Stock of the Company issuable upon conversion of the Preferred Stock of the Company or as a result of any splits, recapitalizations, combinations or other similar transaction affecting the Common Stock or Preferred Stock underlying the Conversion Shares or the shares of Series B-2 Preferred issuable pursuant to Section 2.2(b) hereof that occur prior to the conversion of the Notes or exercise of the Warrants.
          11.14 Further Assurance. From time to time, the Company shall execute and deliver to the Purchasers such additional documents and shall provide such additional information to the Purchasers as any Purchaser may reasonably require to carry out the terms of this Agreement and the Notes and any agreements executed in connection herewith or therewith, or to be informed of the financial and business conditions and prospects of the Company.
          11.15 Waiver of Jury Trial. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION, CAUSE OF ACTION, OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS AGREEMENT, OR IN ANY WAY CONNECTED WITH, OR RELATED TO, OR INCIDENTAL TO, THE DEALING OF THE PARTIES HERETO WITH RESPECT TO THIS AGREEMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER

ARISING, AND IRRESPECTIVE OF WHETHER SOUNDING IN CONTRACT, TORT, OR OTHERWISE. TO THE EXTENT EACH MAY LEGALLY DO SO, EACH PARTY HERETO HEREBY AGREES THAT ANY SUCH CLAIM, DEMAND, ACTION, OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT EITHER PARTY HERETO MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS AGREEMENT WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF ANY OTHER PARTY HERETO TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.
          11.16 Dispute Resolution. Any dispute arising out of or in connection with the transactions contemplated by this Agreement will be resolved solely by confidential binding arbitration in San Francisco, California according to the then current commercial arbitration rules of JAMS. Each party shall bear its own attorneys’ fees, expert witness fees, and costs connected to such arbitration.
[Remainder of Page Intentionally Left Blank]

     IN WITNESS WHEREOF, the parties hereto have executed this Note and Warrant Purchase Agreement as of the date set forth in the first paragraph hereof.

COMPANY:
ANTHERA PHARMACEUTICALS, INC.

By:	/s/ Paul F. Truex

Paul F. Truex
President and Chief Executive Officer

Address:	25801 Industrial Blvd. Suite B Hayward, CA 94545
INVESTOR:
VANTAGEPOINT VENTURE PARTNERS
     IV (Q), L.P.
VANTAGEPOINT VENTURE PARTNERS
     IV, L.P.
VANTAGEPOINT VENTURE PARTNERS
     IV PRINCIPALS FUND, L.P.

By:	VantagePoint Venture Associates IV,
L.L.C., its General Partner

By:	/s/ Alan E. Salzman

Name: Alan E. Salzman
Title: Managing Member
INVESTOR:
SOFINNOVA VENTURE PARTNERS VI,
L.P.,
as nominee for
SOFINNOVA VENTURE PARTNERS VI,
L.P.
SOFINNOVA VENTURE PARTNERS VI
GMBH CO. K.G.
SOFINNOVA VENTURE AFFILIATES VI,
L.P.
By: Sofinnova Management VI, LLC
its General Partner

By:	/s/ James Healy

Name: James Healy
Title: Managing Member

SIGNATURE PAGE TO
NOTE AND WARRANT PURCHASE AGREEMENT OF
ANTHERA PHARMACEUTICALS, INC.

     IN WITNESS WHEREOF, the parties hereto have executed this Note and Warrant Purchase Agreement as of the date set forth in the first paragraph hereof.

INVESTOR:

A. M. PAPPAS LIFE SCIENCE VENTURES III, L.P.

By:	/s/ Ford S. Worthy

Name:	Ford S. Worthy

Title:	Partner & CFO

INVESTOR:

PV III CEO FUND, L.P.

By:	/s/ Ford S. Worthy

Name:	Ford S. Worthy

Title:	Partner & CFO

SIGNATURE PAGE TO
NOTE AND WARRANT PURCHASE AGREEMENT OF
ANTHERA PHARMACEUTICALS, INC.

     IN WITNESS WHEREOF, the parties hereto have executed this Note and Warrant Purchase Agreement as of the date set forth in the first paragraph hereof.

INVESTOR:

CAXTON ADVANTAGE LIFE SCIENCES FUND, L.P.

By: Caxton Advantage Venture Partners, L.P., Its General Partner

By: Advantage Life Science Partners, LLC, its Managing Partner

By:	/s/ Rachel Leheny

Name: Rachel Leheny
Title: Member

INVESTOR:

HBM BIOCAPITAL

HBM BioCapital (EUR) L.P.
By: HBM BioCapital Ltd.
Its: General Partner

/s/ John Arnold
By: John Arnold
Its: Chairman & Managing Director

HBM BioCapital (USD) L.P.
By: HBM BioCapital Ltd.
Its: General Partner

/s/ John Arnold
By: John Arnold
Its: Chairman & Managing Director
SIGNATURE PAGE TO
NOTE AND WARRANT PURCHASE AGREEMENT OF
ANTHERA PHARMACEUTICALS, INC.